UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive	Norwell	MA	02061-9149
(Address of Principal Executive Offices)			(Zip Code)

 Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLH	New York Stock Exchange

Item 1.01.    Entry into a Material Definitive Agreement.
On March 22, 2024, Clean Harbors, Inc., (the “Company”) a Massachusetts corporation, and substantially all of the Company’s domestic subsidiaries as guarantors, entered into Incremental Facility Amendment No. 5, dated as of March 22, 2024 (“Incremental Facility Amendment No. 5”) to the Company’s existing Credit Agreement, dated as of June 30, 2017 (as previously amended and further amended by Incremental Facility Amendment No. 5, the “Term Loan Agreement”) with Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent (the “Agent”), and certain other financial institutions. Incremental Facility Amendment No. 5 provided for the incurrence by the Company of additional Term Loans (the “2024 Incremental Term Loans”) under the Term Loan Agreement in the aggregate principal amount of $500.0 million on March 22, 2024. The 2024 Incremental Term Loans are in addition to the aggregate of $980.0 million of Term Loans (the “Existing Term Loans”) which were outstanding under the Term Loan Agreement on March 22, 2024 prior to the incurrence of the 2024 Incremental Term Loans. Both the 2024 Incremental Term Loans and the Existing Term Loans will mature on October 8, 2028, and may be prepaid at any time without premium or penalty other than customary breakage costs with respect to Term SOFR based loans or if the Company engages in certain repricing transactions before September 22, 2024, in which event a 1.0% prepayment premium would be due. The Company’s obligations under the Term Loan Agreement with respect to both the 2024 Incremental Term Loans and the Existing Term Loans are guaranteed by substantially all of the Company’s domestic restricted subsidiaries and secured by liens on substantially all of the assets of the Company and the guarantors.
The 2024 Incremental Term Loans and the Existing Term Loans bear interest, at the Company’s election, at either of the following rates per annum: (a) the sum of the Term SOFR Rate (as defined in the Term Loan Agreement) plus a SOFR Adjustment (as defined) ranging from 0.11448% to 0.42826% (depending on the duration of the Term SOFR Loan) plus 1.75%, or (b) the sum of the Base Rate (as defined in the Term Loan Agreement) plus 0.75%, with the Term SOFR Rate being subject to a floor of 0.00% and the Base Rate being subject to a floor of 1.00%. The Company has also agreed to pay certain customary fees under the Term Loan Agreement, including an annual administrative fee to the Agent.
The Term Loan Agreement, as amended by Incremental Facility Amendment No. 5, contains representations and warranties, affirmative and negative covenants, and events of default, which the Company believes are usual and customary for an agreement of this type. Such covenants restrict the Company’s ability, among other matters, to incur debt, create liens on the Company’s assets, make restricted payments or investments or enter into transactions with affiliates.
In connection with the incurrence of the 2024 Incremental Term Loans under the Term Loan Agreement on March 22, 2024, the Company also entered into a Second Amendment to the Company’s existing revolving credit agreement dated as of October 28, 2020, as amended (the “Revolving Credit Agreement”), under which Bank of America, N.A. serves as Agent for the lenders thereunder. Under that amendment, the Company will be permitted to make future amortization payments on all of the 2024 Incremental Term Loans and the Existing Term Loans which were outstanding upon completion of the incurrence of the 2024 Incremental Term Loans on March 22, 2024 at a rate not in excess of 1.10% per annum of their principal amount outstanding on March 22, 2024.
As is also true with respect to the Existing Term Loans under the Term Loan Agreement, the respective Agents under the Term Loan Agreement and the Revolving Credit Agreement are party to an intercreditor agreement dated as on June 30, 2017 (the “Intercreditor Agreement”), which was accepted by the Company and its domestic restricted subsidiaries. Among other matters, the Intercreditor Agreement would govern how the respective priorities of the security interests held by those respective Agents would be administered in the event of a default by the Company under either the Term Loan Agreement or the Revolving Credit Agreement. Under the Intercreditor Agreement, the Agent under the Revolving Credit Agreement would have a first-priority lien in the accounts receivable and proceeds thereof and a second-priority lien in substantially all of the other assets (excluding real estate) of the Company and its domestic restricted subsidiaries, whereas the Agent under the Term Loan Agreement would have a second-priority lien in such accounts receivable and proceeds thereof and a first-priority lien in such other assets (but including certain real estate).
The above descriptions of the material terms and conditions of Incremental Facility Amendment No. 5, the Term Loan Agreement, the Revolving Credit Agreement, as amended, and the Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents which are

Exhibits to this Report or to the Company’s Reports on Form 8-K filed with the Securities and Exchange Commission on June 30, 2017, April 17, 2018, July 20, 2018, October 30, 2020, October 12, 2021 and December 28, 2023, and the Company’s Form 10-Q Quarterly Reports for the Quarterly Periods ended March 31, 2023 and June 30, 2023.
Certain lenders and agents that are parties to Incremental Facility Amendment No. 5 and the Term Loan Agreement, or their respective affiliates, have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for the Company and its subsidiaries and affiliates, either directly or through affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above of this report is hereby incorporated into this Item 2.03 by reference.
Item 8.01.    Other Events.
On March 22, 2024, the Company completed its previously announced proposed acquisition of Hepaco Blocker, Inc. and its subsidiaries (collectively, “HEPACO”) from Gryphon Investors (the “Seller”). HEPACO is a leading U.S. provider of specialized environmental and emergency response services in the Eastern United States. The acquisition was completed in accordance with the purchase agreement with the Seller dated as of February 2, 2024. Under that agreement, the Company paid an all-cash purchase price for HEPACO of approximately $400.0 million, subject to customary adjustments (e.g., working capital). The Company financed such purchase by using a portion of the proceeds of the Company’s incurrence on March 22, 2024 of $500.0 million of 2024 Incremental Term Loans under the Company’s Term Loan Agreement as described in Item 1.01 of this report.
On March 25, 2024, the Company issued a press release announcing the incurrence of the 2024 Incremental Term Loans under Incremental Facility Amendment No. 5 and completion of the HEPACO acquisition. A copy of that press release is furnished as Exhibit 99.1 to this report.
Item 9.01    Financial Statements and Exhibits.
(c) Exhibits. The following exhibits are filed with this report:

Exhibit Number	Description
4.43G
Incremental Facility Amendment No. 5 to Credit Agreement, dated as of March 22, 2024, to Credit Agreement dated as of June 30, 2017, as previously amended, among Clean Harbors, Inc., as the Borrower, each of the entities listed as an Incremental Lender on the signature pages thereto, Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent, and the other Loan Parties party thereto

4.34 3
Second Amendment, dated as of March 22, 2024 to Sixth Amended and Restated Credit Agreement dated as of October 28, 2020, as amended, among Clean Harbors, Inc., as the U.S. Borrower, Clean Harbors Industrial Services Canada, Inc., as the Canadian Borrower, Bank of America, N.A., as Administrative Agent and the Lenders party thereto.

99.1	Press Release dated March 25, 2024
104	The cover page to this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language)

SIGNATURES
    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

March 25, 2024	/s/ Eric J. Dugas
Executive Vice President and Chief Financial Officer

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